N-CSR Item 12(b) - Exhibits: Certifications

                           SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.{section} 1350, the undersigned officers of FEDERATED INCOME SECURITIES TRUST on behalf of FEDERATED INTERMEDIATE CORPORATE BOND FUND, FEDERATED SHORT-TERM INCOME FUND (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended October 31, 2007 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: December 20, 2007

/s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title: President, Principal Executive Officer



Dated: December 21, 2007

/s/ Richard A. Novak
Name:  Richard A. Novak
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.{section} 1350 and is not being filed as part of the Report or as a separate disclosure document.